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                                                                    Exhibit 12.1

                      STATEMENT RE: COMPUTATION OF RATIO
                         OF EARNINGS TO FIXED CHARGES

                            LIBERTY PROPERTY TRUST



                                                                                                                Period from
                                                   9 Months Ended September 30,         Year Ended           June 23, 1994 to
                                                      1996            1995           December 31, 1995       December 31, 1994
                                                   ------------    ------------      -----------------       -----------------
Earnings before fixed charges:
Income (loss) before extraordinary item            $     27,001    $     15,784      $          22,309       $          10,868
Add:     Interest expense                                24,846          23,835                 32,819                  11,326
         Amortization of deferred
          financing costs, net                            3,428           3,618                  4,869                   1,250
                                                   ------------    ------------      -----------------       -----------------
Earnings before fixed charges                      $     55,275    $     43,237      $          59,997       $          23,444
                                                   ============    ============      =================       =================

Fixed charges:
Interest expense                                         24,846          23,835                 32,819                  11,326
Capitalized interest                                      5,052           2,342                  3,475                     190
                                                   ------------    ------------      -----------------       -----------------
Fixed charges                                      $     29,898    $     26,177      $          36,294       $          11,516
                                                   ============    ============      =================       =================
Ratio of earnings to fixed charges                         1.85            1.65                   1.65                    2.04
                                                   ============    ============      =================       =================